Entergy Corporation
                                                  639 Loyola Avenue
                                                  New Orleans, LA 70113


                                                  News
                                                  Release


                                                  Exhibit 99.1



Date:         September 26, 2001

For Release:  Immediate

Contact:      Yolanda Pollard (Media)     Nancy Morovich (Investor Relations)
              504-576-4238                504-576-5506
              ypollar@entergy.com         nmorovi@entergy.com


          Entergy Offers Third Quarter Earnings Guidance



     (New Orleans, La.) - In accordance with Regulation FD, Entergy

Corporation  (NYSE:  ETR) today indicated  that  it  expects  third quarter  2001  operational  earnings  to  meet  or  exceed  current published  First  Call  consensus  estimate  of  $1.17  per  share,

excluding  the  impact  of weather which is expected  to  be  below normal for the quarter.

     Entergy noted that it expects Entergy Nuclear to turn in solid results  compared to the third quarter of 2000 due to the  addition of  assets acquired over the previous year (Indian Point 2,  Indian

Point  3  and  FitzPatrick  nuclear plants).    Entergy's  merchant

energy  businesses, Entergy-Koch and Entergy Wholesale  Operations,

are expected to contribute improved trading results compared to the same  period last year, offset by the absence of liquidated damages which  were  recorded in the third quarter 2000 due to construction delays  on the Saltend project.  Results at Utility and Parent  are expected  to  be lower than the same period of 2000  due  to  lower sales  volume  driven  by  a weaker economy  and  lower  investment income.

Entergy News Release: Entergy Offers Third Quarter Earnings Guidance September 26, 2001
Page 2


     Entergy  reaffirmed its operational earnings guidance for  the full  year  2001, estimated to be in a range of $3.00 to $3.20  per share, excluding the impact of weather.  Guidance for 2002 was also reaffirmed to be in the range of $3.30 to $3.50 per share.

     A  teleconference will be held on October 22,  2001  at  10:00

a.m. CDST, and may be accessed by calling Premiere Conferencing  at

(719)  457-2621 no more than 15 minutes prior to the start  of  the

call.   The confirmation number is 705488. Internet users may  also

access   the  teleconference  by  visiting  Entergy's  website   at

www.entergy.com.   For seven days following the  teleconference,  a

tape delay will be available and may be accessed by dialing 719-457-

0820.  The confirmation number is the same.

     Entergy   is   a  major  global  energy  company  with   power

production,   distribution  operations  and   related   diversified

services.   Entergy  owns,  manages, or  invests  in  power  plants

generating  more than 30,000 megawatts of electricity  domestically and  internationally, and delivers electricity to about 2.6 million customers  in  portions  of  Arkansas, Louisiana,  Mississippi  and

Texas.   Through Entergy-Koch, L.P., it is also a leading  provider of wholesale energy marketing and trading services.



                               -30-


           Entergy's online address is www.entergy.com.

Entergy News Release: Entergy Offers Third Quarter Earnings Guidance September 26, 2001
Page 3



The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. Actual events and results may, for a variety of reasons, prove to be materially different from those indicated in these forward-looking statements, estimates and projections. Factors that could influence actual future outcomes include regulatory decisions, the effects of changes in law, the evolution of markets and competition, changes in accounting, weather, the performance of generating units, fuel prices and availability, financial markets, risks associated with businesses conducted in foreign countries, changes in business plan, the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Entergy Corporation's policies, including the amount and rate of growth of Entergy Corporation's expenses; the continued availability to
Entergy Corporation of adequate funding sources and changes in interest rates; delays or difficulties in the production, delivery or installation of products and the provision of services; and various legal, regulatory and litigation risks. Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Entergy Corporation's filings with the Securities and Exchange Commission.